Exhibit 1.3

FORM NO. 6	Registration No. 54129

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 31st day of October 2018

Cool Company Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 31st day of October 2018 Maria Boodram for Registrar of Companies